SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                               -------------------


                                    FORM 8-K


                             CURRENT REPORT PURSUANT
                          TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


                                  MAY 21, 1999
                Date of report (Date of earliest event reported)


                                  NUCLEUS, INC.
             (Exact Name of Registrant as Specified in its Charter)


               0-14039                                11-2714721
      (Commission File Number)           (I.R.S. Employer Identification No.)




       150 NORTH MICHIGAN AVENUE                        60601
           CHICAGO, ILLINOIS                         (Zip Code)
  (Address of Principal Executive Offices)


                                  312/683-9000
              (Registrant's telephone number, including area code)


                                 NOT APPLICABLE
          (Former Name or Former Address, if Changed Since Last Report)

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ITEM 2.   ACQUISITION OR DISPOSITION OF ASSETS

     Nucleus, Inc. (the "Company") has agreed to acquire Telos Distributing, Inc. ("Telos") in an all-stock transaction whereby Telos will be merged with and into the Company, with the Company as the surviving corporation (the "Merger"). The Merger will be effected pursuant to an Agreement and Plan of Merger by and between the Company and Telos, dated May 21, 1999 (the "Merger Agreement"). The Merger Agreement is filed as an exhibit to this Current Report on Form 8-K and is incorporated herein by reference.

     Subject to the terms and conditions of the Merger Agreement, on the effective date of the Merger, each of the issued and outstanding shares of common stock of Telos will be converted pursuant to a fixed exchange ratio into the right to receive 3.77359 shares of common stock, par value $0.001 per share, of the Company. The consideration paid by the Company was determined on the basis of negotiations between the Company and Telos. The transaction is to be treated as a tax-free reorganization.

ITEM 7.   FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION
          AND EXHIBITS

     (a) Financial Statements of Businesses Acquired. The financial statements required to be filed for Telos are not currently available and will be filed by amendment to this Form 8-K no later than 60 days from the date this report is required to be filed.

     (b) Pro Forma Financial Information. The required pro forma financial information will be filed at the time the required financial statements for Telos are filed.

     (c) Exhibits. The following exhibits are filed as part of this Current Report on Form 8-K:

EXHIBIT NO.            DESCRIPTION
-----------            -----------

2.1                    Agreement and Plan of Merger by and between Nucleus, Inc.
                       and Telos Distributing, Inc. dated May 21, 1999.

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

                                   SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.


                                               NUCLEUS, INC.
                                               (Registrant)


Date: June 7, 1999                             By:/s/ J. Theodore Hartley
                                                  ------------------------------
                                                  J. Theodore Hartley,
                                                  Executive Vice President and
                                                  Chief Financial Officer

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

                                INDEX TO EXHIBITS

EXHIBIT NO.            DESCRIPTION
-----------            -----------

2.1                    Agreement and Plan of Merger by and between Nucleus, Inc.
                       and Telos Distributing, Inc. dated May 21, 1999.

                                                4